Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Windstream Holdings, Inc. of our report dated February 28, 2018, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Windstream Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.
/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
August 7, 2018